Mail to: Secretary of State    For office use only  002
                            Corporations Section
                          1560 Broadway, Suite 200
                              Denver, CO 80202
                               (303) 894-2251
MUST BE TYPED                Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
Please include a typed
self-addressed envelope

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:	 The name of the corporation is   International Beverage Corporation

SECOND: The following amendment to the Articles of Incorporation was adopted August 27, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

    No shares have been issued or Directors Elected -  Action by lncorporators

    No shares have been issued but Directors Elected - Action by Directors

 X Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

    Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD:  If changing corporate name, the new name of the corporation is

                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:
                 (Not to exceed ninety (90) days from the date of filing)

                                Signature       /s/Michael Abboud
                                Title           Director

                                                                  Revised 7/95